July 2, 1996


Mr. Aaron Malinsky
360 E. 88th Street
Apt. 33C
New York, New York 10128

Dear Aaron:

    This letter sets forth the key points of your employment with A&P.

       1.    Title  -  Reporting  Relationship.   Executive  Vice
       President, Development and Strategic Planning, reporting to Christian Haub, President and Chief Operating Officer.

       2.   Salary.  $425,000 annually.

       3. Bonus. You will be entitled to participate in the Company's Corporate Management Bonus Program with a bonus base of $125,000. The bonus earned will be prorated for A&P's 1996 fiscal year beginning with your employment date.

       4. Stock Options. You will receive a grant of 65,000 shares under the A&P Stock Option Plan at the price in effect on the date you commence your employment with A&P
       - to be submitted to the Board of Directors for approval immediately following the July 9, 1996 Annual Meeting.

       5. Benefits. You will participate in the Company's Executive Medical Program and will become a member of the Company's Supplemental Executive Retirement Plan ("SERP") effective immediately upon employment. The Company will provide life insurance coverage in the amount of
       $1,000,000. You will be entitled to reimbursement of your annual membership fees in a country club of your choice located in the New York Metropolitan area.

       6. Severance. In the event of involuntary termination by the Company (except in the case of termination for cause) you will be entitled to one year's salary as severance pay.

    We would expect you to begin your employment as of Thursday, August 1, 1996.

    Please be so kind as to indicate your agreement with the foregoing by signing in the space provided below.

                         Very truly yours,

                         THE GREAT ATLANTIC & PACIFIC TEA
                         COMPANY, INC.



                         By: /s/ Christian W.E. Haub
                         Christian W. E. Haub,
                         President and Chief Operating Officer

/s/ Aaron Malinsky
Aaron Malinsky